UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2025

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in Precision Optics Corporation, Inc.’s (the “Company”) Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on May 15, 2025, on May 14, 2025, the Company entered into a Lease Agreement (the “Lease”) with 400 Southborough, LLC (the “Landlord”), pursuant to which the Company will lease approximately 8,750 square feet of commercial space located at 500 Southborough Drive, City of South Portland, County of Cumberland, Maine (the “Premises”). The Lease provides for an initial term commencing on the date the Landlord obtains a certificate of occupancy for the Premises and all Landlord work is substantially complete and expiring on the last day of the calendar month during which the eighth anniversary of the commencement date occurs. The commencement date is anticipated to be August 1, 2025, subject to Landlord’s review of floor plans and associated estimated construction timeframe.

The Lease provides the Company with two options to extend the term for additional five-year periods, exercisable with at least nine months’ prior written notice. Base rent for the initial term is abated for the first five months following the commencement date, after which annual base rent payable is $131,250 (or $10,937.50 per month), with annual increases of 3%. Base rent for any extension term will be as agreed by the parties or, if not agreed, at 95% of the then-current fair market base rental rate for similar space in South Portland, as determined by appraisal, with annual increases of 3% during each extension term.

In addition to base rent, the Company is responsible for its proportionate share (19.34%) of Operating Expenses, as defined in the Lease. The Lease is structured as a triple net lease. The Company is entitled to a tenant improvement allowance of $25 per rentable square foot for fit-up costs and $0.15 per rentable square foot for architectural costs, to be disbursed as costs are incurred. The Landlord is responsible for completing certain improvements to the Premises prior to occupancy, including interior wall construction, loading area, and separate utility metering. If delivery of the Premises is delayed beyond September 1, 2025, for reasons within the Landlord’s control, the Company is entitled to one day of abated rent for each day of delay. The Lease contains customary provisions regarding use, maintenance, alterations, assignment and subletting (including certain permitted transfers without Landlord consent), insurance, indemnification, waiver of subrogation, casualty, eminent domain, estoppel certificates, subordination, quiet enjoyment, and remedies upon default.

The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights and obligations and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Lease, dated May 14, 2025, by and between 400 Southborough, LLC and Precision Optics Corporation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Dated: May 20, 2025	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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